UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2022

Direct Digital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41261	83-0662116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 402-1051

1233 West Loop South, Suite 1170

Houston, Texas 77027

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	DRCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2022, Direct Digital Holdings, Inc. (the “Company”) entered into that certain Second Amendment and Joinder to Term Loan and Security Agreement (the “Amendment”) with Direct Digital Holdings, LLC (“DDH LLC”), Colossus Media, LLC (“Colossus”), Huddled Masses LLC (“HM”), Orange142, LLC (“Orange”), Universal Standards for Digital Marketing, LLC (“USDM”), Lafayette Square Loan Serving, LLC (“Lafayette”) and the Lenders party thereto, pursuant to which the Company was joined as a guarantor of the obligations under the previously disclosed Term Loan and Security Agreement, by and among DDH LLC, Colossus, HM, Orange, USDM, Lafayette and the Lenders party thereto, dated as of December 3, 2021 (the “Term Loan Agreement”).

Pursuant to the Amendment, DDH LLC, a subsidiary of the Company, will indemnify the Company from and against any claims, losses, expenses and other liabilities incurred by the Company arising from the Company’s guarantor obligations under the Term Loan Agreement and related term loan documents. Additionally, under the Amendment, DDH LLC borrowed the delayed draw term loan under the Term Loan Agreement in the amount of $4,260,000 (the “Delayed Draw Loan”). The Delayed Draw Loan is required to be repaid in quarterly installments payable on the last day of each fiscal quarter in an amount equal to (x) commencing with the fiscal quarter ending December 31, 2022 through and including the fiscal quarter ending December 31, 2023, $26,250, and (y) commencing March 31, 2024 and continuing on the last day of each fiscal quarter thereafter, $52,500, with a final installment due December 3, 2026 in an amount equal to the remaining entire principal balance thereof. After giving effect to the Delayed Draw Loan on the effective date of the Amendment, no additional delayed draw loans will be available under the Term Loan Agreement.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Redemption Agreement

On July 28, 2022, DDH LLC entered into that certain Second Amendment to Redemption Agreement (the “Redemption Agreement Amendment”) with USDM Holdings, Inc. that amends the previously disclosed Redemption Agreement by and between DDH LLC and USDM Holdings, Inc., dated as of November 14, 2021 (the “Original Redemption Agreement”), as amended by that certain Amendment to Redemption Agreement dated as of February 15, 2022. The Redemption Agreement Amendment, among other things, amends the remainder of the principal and interest for the Common Units Redemption Price (as defined in the Original Redemption Agreement) to be $3,998,635.24.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 8.01	Other Events.

Pursuant to the terms of the Redemption Agreement Amendment, proceeds of the Delayed Draw Loan were used to repay the outstanding balance and related expenses of the Original Redemption Agreement, as well as other transaction costs.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX
Exhibit No.	Description

10.1	Second Amendment and Joinder to Term Loan and Security Agreement, dated effective as of July 28, 2022, by and among Direct Digital Holdings, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, Universal Standards for Digital Marketing, LLC and Direct Digital Holdings, Inc., as guarantors, Lafayette Square Loan Servicing, LLC as administrative agent, and the various financial institutions signatory to the Term Loan and Security Agreement as lenders.

10.2*	Second Redemption Agreement, dated as of July 28, 2022, by and between Direct Digital Holdings, LLC and USDM Holdings, Inc.

104	The Cover Page from this Current Report on Form 8-K, Formatted in Inline XBRL

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and attachments have been omitted. A copy of any omitted schedule or attachment will be furnished supplementally to the Securities and Exchange Commission upon request. Pursuant to Item 601(a)(6) of Regulation S-K, certain personally identifiable information contained in this document, marked by brackets as [***] has been omitted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 3, 2022 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ Susan Echard
Susan Echard
Chief Financial Officer and Corporate Secretary